Exhibit 99.1

Wyndham Destinations Reports Third Quarter 2019 Results

ORLANDO, Fla. (October 30, 2019) — Wyndham Destinations, Inc. (NYSE:WYND), the world’s largest vacation ownership and exchange company, today reported third quarter 2019 financial results for the three months ended September 30, 2019. Highlights include:

•	Net revenue increased 4% to $1,105 million

•	Net VOI sales increased 5% to $528 million; gross VOI sales increased 4% to $663 million

•	Net income from continuing operations increased 3% to $135 million ($1.47 diluted EPS)

•	Adjusted net income from continuing operations decreased 3% to $144 million
($1.57 adjusted diluted EPS)

•	Adjusted EBITDA decreased 1% to $267 million (1)

•	Net cash provided by operating activities from continuing operations year-to-date increased 57% to $321 million and adjusted free cash flow increased 31% to $466 million

•	Repurchased 5.6 million shares of common stock for $245 million year-to-date through October 29

•
Increased 2019 adjusted diluted EPS from continuing operations guidance to a range of $5.54 to $5.62 and increased 2019 adjusted free cash flow from continuing operations guidance to a range of $565 to $585 million

•	Narrowed 2019 adjusted EBITDA guidance to a range of $990 to $1,000 million, after adjusting for the impact of Hurricane Dorian

Michael D. Brown, president and CEO of Wyndham Destinations, commented, "Our company reported strong quarterly results and increased our guidance for adjusted diluted EPS. We are continuing to see an expansion of Blue Thread sales and robust gross VOI sales, which increased 4% in the quarter. We remain committed to generating strong free cash flows and year-to-date we have returned $371 million of capital to shareholders in the form of dividends and share repurchases."

"We recently completed two key transactions — the sale of Wyndham Vacation Rentals to Vacasa for $162 million and the acquisition by RCI of Alliance Reservations Network for $102 million. These transactions were important milestones for RCI and Wyndham Destinations as we focus on our core business and continue to execute on our key strategic objectives," said Brown.

(1) The comparison and variance between 2019 Adjusted EBITDA, adjusted diluted EPS from continuing operations and adjusted net income from continuing operations compared to the prior year was calculated using 2019 Adjusted data and 2018 Further Adjusted data in order to provide a more accurate comparison. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Business Segment Results

Vacation Ownership

$ in millions	2019	2018	% change
Revenue	$858	$820	5%
Adjusted EBITDA	$203	$203	—%

Vacation Ownership revenues increased 5%, primarily due to a 4% increase in gross vacation ownership interest (VOI) sales to $663 million. Tours increased 4% year-over-year and Volume Per Guest (VPG) decreased 1%.

Adjusted EBITDA was flat at $203 million, with revenue growth of 5% offset by higher inventory costs and increased costs in sales and marketing.

Gross vacation ownership contract receivables grew 4% year-over-year to $3.9 billion. The provision for loan loss as a percentage of gross VOI sales, net of fee-for-service sales, was 20.3% for the third quarter of 2019, an improvement from 20.8% during the third quarter of 2018.

Exchange & Rentals

$ in millions	2019	2018	% change
Revenue	$250	$243	3%
Adjusted EBITDA	$83	$79	5%

Exchange & Rentals revenue increased 3%, primarily due to incremental revenue from the acquisition of Alliance Reservations Network, partially offset by a loss of Wyndham Hotels and Resorts servicing revenue as a result of the spin-off.

Adjusted EBITDA increased 5% to $83 million, primarily driven by lower general and administrative costs.

Balance Sheet and Liquidity

Net Debt — As of September 30, 2019, the Company's leverage ratio was 2.9x, within the Company's target range of 2.25x to 3.0x. The Company had $3.0 billion of corporate debt outstanding, which excluded $2.5 billion of non-recourse debt related to securitized notes receivable. Additionally, the Company had cash and cash equivalents of $250 million. Refer to Table 9 for definitions of net debt and leverage ratio.

Cash Flow — For the nine months ended September 30, 2019, net cash provided by operating activities from continuing operations was $321 million, compared to $205 million in the prior year period. The increase was driven by higher net income and a decrease in cash used for working capital, partially offset by lower stock-based compensation. Adjusted free cash flow from continuing operations was $466 million for the nine months ended September 30, 2019, compared to $356 million in the same period of 2018. The increase in adjusted free cash flow was due to the increase in net cash provided by operating activities, lower separation-related payments and higher net securitization activity.

Share Repurchases — During the third quarter of 2019, the Company repurchased 2.0 million shares of common stock for $90 million at a weighted average price of $44.45 per share. As of September 30, 2019, the Company had $601 million remaining in its share repurchase authorization. Subsequent to the end of the third quarter, the Company repurchased an additional $30 million of shares through October 29.

Dividend — The Company paid a cash dividend of $0.45 per share on September 30, 2019 to shareholders of record as of September 13, 2019. The cash dividend represents a 10% increase over dividends paid in the third quarter of 2018.

Timeshare Receivables Financing — The Company closed a $450 million term securitization on July 24, 2019 with a weighted average coupon rate of 2.96% and an advance rate of 98%. Subsequent to the end of the quarter, the Company closed a $300 million term securitization on October 23, 2019 with a weighted average coupon rate of 2.76% and an advance rate of 98%.

Other

Alliance Reservations Network — On August 7, 2019, RCI acquired Alliance Reservations Network, a travel technology platform, for $102 million, comprised of $48 million in cash and $10 million in WYND equity at closing, with $21 million in cash and $13 million in WYND equity to be paid over the next 24 months, and $10 million of contingent consideration based on achieving certain financial and operational metrics.

Wyndham Vacation Rentals — On October 22, 2019, the Company completed the sale of Wyndham Vacation Rentals to Vacasa for $162 million. After customary closing adjustments, Wyndham Destinations received $156 million in cash and $10 million in Vacasa equity. The purchase agreement contains customary post-closing adjustments.

Outlook

The Company revised the following full-year 2019 guidance:

•
Net revenue of $4,040 million to $4,140 million, compared to the previous expectation of $4,120 million to $4,220 million. The guidance has been revised in part due to a disruption of business from Hurricane Dorian

•
Adjusted EBITDA of $990 million to $1,000 million, compared to the previous expectation of $995 million to $1,015 million. The guidance has been revised due to a disruption of business from Hurricane Dorian

•	Adjusted net income of $514 million to $522 million, compared to the previous expectation of $503 million to $521 million. The guidance has increased to reflect lower interest expense and lower taxes

•
Adjusted diluted EPS of $5.54 to $5.62, based on a diluted share count of 92.8 million, which assumes no future share repurchases after September 30, 2019. This compared to the previous guidance of $5.38 to $5.58. The guidance has increased to reflect a lower share count from share repurchases, lower interest expense and lower taxes

•	Adjusted free cash flow of $565 million to $585 million, compared to the previous expectation of $555 million to $575 million

The Company reaffirmed the following full-year 2019 guidance:

•	Provision for loan loss as a percentage of gross VOI sales, net of fee-for-service sales, to be comparable to 2018, which was 20.5%

This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Please refer to Table 8 for further information.

Conference Call Information
Wyndham Destinations will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.wyndhamdestinations.com, or by dialing 866-342-8591, passcode WYND, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. ET today at 800-753-9146.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as adjusted EBITDA, adjusted diluted EPS from continuing operations and adjusted net income from continuing operations, which include or exclude certain items. The Company utilizes non-GAAP measures, defined in Table 9, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. The Company is also presenting non-GAAP results on a further adjusted basis for prior period comparison as if the spin-off of its hotel business and the sale of its European vacation rentals business had occurred for all periods presented. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release. See definitions on Table 9 for an explanation of our non-GAAP measures.

About Wyndham Destinations
Wyndham Destinations, Inc. (NYSE:WYND) believes in putting the world on vacation. As the world’s largest vacation ownership and exchange company, Wyndham Destinations offers everyday travelers the opportunity to own or exchange their vacation experience while enjoying the quality, flexibility and value that Wyndham delivers. The Company’s global presence in approximately 110 countries means more vacation choices for its more than four million members and owner families, with more than 220 resorts which offer a contemporary take on the timeshare model - including vacation club brands Club Wyndham®, WorldMark® by Wyndham, and Margaritaville Vacation Club® by Wyndham - and 4,300+ affiliated resorts through RCI, the world’s leader in vacation exchange. Year after year, a worldwide team of more than 23,000 associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination. Learn more at WyndhamDestinations.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Wyndham Destinations, Inc. (“Wyndham Destinations”) to differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements contained in this presentation include statements related to Wyndham Destinations’ current views and expectations with respect to its future performance and operations (including the statements in the “Outlook” section of this presentation). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Factors that might cause such a difference include, but are not limited to, general economic conditions, the performance of the financial and credit markets, the competition in and the economic environment for the timeshare industry, the impact of war, terrorist activity or political strife, operating risks associated with the vacation ownership and vacation exchange and rentals businesses, uncertainties related to our ability to realize the anticipated benefits of the spin-off of the hotel business (“spin-off”) Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) or the divestiture of our European vacation rentals business, unanticipated developments related to the impact of the spin-off, the divestiture of our European vacation rentals business and related transactions on our relationships with our customers, suppliers, employees and others with whom we have relationships, unanticipated developments resulting from possible disruption to our operations resulting from the Spin-off and the divestiture of our European vacation rentals business, our ability to execute on our strategy, the divestiture of Wyndham Vacation Rentals or the acquisition of Alliance Reservations Network may not prove successful and could result in operating difficulties, the timing and amount of future dividends and share repurchases and those disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Christopher Agnew
Senior Vice President, FP&A and Investor Relations
(407) 626-4050
Christopher.Agnew@wyn.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@wyn.com

Wyndham Destinations
Table of Contents

Table Number

1.	Condensed Consolidated Statements of Income (Unaudited)

2.	Summary Data Sheet

3.	Operating Statistics

4.	Revenue by Reportable Segment

5.	Non-GAAP Measure: Reconciliation of Net Income to Adjusted EBITDA to Further Adjusted Net Income From Continuing Operations

6.	Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales

7.	Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations

8.	2019 Guidance

9.	Definitions

Table 1

Wyndham Destinations
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net revenues
Net VOI sales	$528	$503	$1,384	$1,323
Service and membership fees	426	417	1,241	1,245
Consumer financing	132	126	385	363
Other	19	16	52	45
Net revenues	1,105	1,062	3,062	2,976

Expenses
Operating	450	431	1,269	1,252
Cost of vacation ownership interests	60	53	141	131
Consumer financing interest	26	23	78	62
Marketing	188	179	505	465
General and administrative	129	116	379	402
Separation and related costs	7	35	44	198
Asset impairments	—	(4)	—	(4)
Restructuring	—	—	4	—
Depreciation and amortization	31	32	90	105
Total expenses	891	865	2,510	2,611

Operating income	214	197	552	365
Other (income), net	(6)	(22)	(18)	(33)
Interest expense	40	37	122	129
Interest (income)	(1)	—	(6)	(3)
Income before income taxes	181	182	454	272
Provision for income taxes	46	51	120	112
Net income from continuing operations	135	131	334	160
Loss from discontinued operations, net	—	(3)	—	(52)
Gain on disposal of discontinued operations, net	—	20	5	452
Net income attributable to WYND shareholders	$135	$148	$339	$560

Basic earnings per share
Continuing operations	$1.48	$1.32	$3.59	$1.61
Discontinued operations	—	0.17	0.05	4.01
	$1.48	$1.49	$3.64	$5.62

Diluted earnings per share
Continuing operations	$1.47	$1.31	$3.58	$1.60
Discontinued operations	—	0.18	0.06	4.00
	$1.47	$1.49	$3.64	$5.60

Weighted average shares outstanding
Basic	91.7	99.1	93.0	99.7
Diluted	92.0	99.5	93.3	100.1

Table 2

Wyndham Destinations
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Consolidated Results

Net income attributable to WYND shareholders	$135	$148	(9)%	$339	$560	(39)%
Diluted earnings per share	$1.47	$1.49	(1)%	$3.64	$5.60	(35)%
Net income from continuing operations	$135	$131	3%	$334	$160	109%
Diluted earnings per share from continuing operations	$1.47	$1.31	12%	$3.58	$1.60	124%

Adjusted Earnings from Continuing Operations
Adjusted EBITDA	$267	$269	(1)%	$726	$702	3%
Adjusted net income	$144	$148	(3)%	$378	$343	10%
Adjusted diluted earnings per share	$1.57	$1.48	6%	$4.05	$3.42	18%

Further Adjusted Earnings from Continuing Operations (a)
Further adjusted EBITDA	$267	$271	(1)%	$726	$717	1%
Further adjusted net income	$144	$146	(1)%	$378	$357	6%
Further adjusted diluted earnings per share	$1.57	$1.47	7%	$4.05	$3.57	13%

Segment Results

Net Revenues
Vacation Ownership	$858	$820	5%	$2,351	$2,251	4%
Exchange & Rentals	250	243	3%	716	727	(2)%
Corporate and other	(3)	(1)		(5)	(2)
Total	$1,105	$1,062	4%	$3,062	$2,976	3%

Adjusted EBITDA
Vacation Ownership	$203	$203	—%	$534	$530	1%
Exchange & Rentals	83	79	5%	234	228	3%
Segment Adjusted EBITDA	286	282		768	758
Corporate and other	(19)	(13)		(42)	(56)
Total Adjusted EBITDA	$267	$269	(1)%	$726	$702	3%

Further Adjusted EBITDA
Vacation Ownership	$203	$203	—%	$534	$520	3%
Exchange & Rentals	83	79	5%	234	228	3%
Segment Further Adjusted EBITDA	286	282		768	748
Corporate and other	(19)	(11)		(42)	(31)
Total Further Adjusted EBITDA	$267	$271	(1)%	$726	$717	1%

Adjusted EBITDA Margin (b)	24.2%	25.5%		23.7%	24.1%

Key Operating Statistics

Vacation Ownership
Gross VOI sales	$663	$640	4%	$1,773	$1,707	4%
Tours (in thousands)	269	259	4%	710	690	3%
VPG (in dollars)	$2,332	$2,350	(1)%	$2,384	$2,358	1%
New owner sales mix	38.2%	40.9%		37.8%	38.8%

Exchange & Rentals
Average number of members (in thousands)	3,895	3,857	1%	3,888	3,851	1%
Exchange revenue per member (in dollars)	$162.47	$163.84	(1)%	$170.93	$177.19	(4)%

Note: Amounts may not add due to rounding. See Table 9 for definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5 and Table 6.

Table 2
(continued)

(a)     2018 is further adjusted to reflect results as if Wyndham Hotels & Resorts were separated from Wyndham Destinations and the sale of the European rentals business was completed for all periods.
(b)    The comparison and variance between 2019 Adjusted EBITDA margin, compared to the prior year was calculated using
2019 Adjusted data and 2018 Further Adjusted data in order to provide a more accurate comparison. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Table 3

Wyndham Destinations
Operating Statistics

The following operating statistics are the drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership (a)
Gross VOI Sales (in millions) (b)	2019	$484	$626	$663	$—	$—
	2018	$465	$602	$640	$564	$2,271
	2017	$438	$562	$600	$538	$2,138

Tours (in thousands)	2019	192	249	269	—	—
	2018	190	241	259	214	904
	2017	176	235	247	210	869

VPG	2019	$2,405	$2,425	$2,332	$—	$—
	2018	$2,303	$2,411	$2,350	$2,499	$2,392
	2017	$2,354	$2,302	$2,299	$2,438	$2,345

Provision for Loan Losses (in millions) (c)	2019	$(109)	$(129)	$(135)	$—	$—
	2018	$(92)	$(126)	$(132)	$(106)	$(456)
	2017	$(85)	$(111)	$(123)	$(101)	$(420)

Provision for Loan Loss as a Percentage of Gross VOI Sales, net of Fee-for-Service sales	2019	22.5%	21.2%	20.3%	—%	—%
	2018	20.4%	21.4%	20.8%	19.3%	20.5%
	2017	19.6%	19.8%	20.9%	19.3%	20.0%

Allowance for Loan Losses (in millions)	2019	$721	$735	$767	$—	$—
	2018	$684	$705	$743	$734	$734
	2017	$619	$643	$684	$691	$691

Gross Vacation Ownership Contract Receivables (in millions)	2019	$3,741	$3,783	$3,885	$—	$—
	2018	$3,560	$3,609	$3,732	$3,771	$3,771
	2017	$3,377	$3,435	$3,547	$3,591	$3,591

Allowance for Loan Loss as a Percentage of Gross Vacation Ownership Contract Receivables	2019	19.3%	19.4%	19.7%	—%	—%
	2018	19.2%	19.5%	19.9%	19.5%	19.5%
	2017	18.3%	18.7%	19.3%	19.2%	19.2%

Exchange & Rentals (a)
Average Number of Members (in thousands)	2019	3,875	3,893	3,895	—	—
	2018	3,852	3,844	3,857	3,833	3,847
	2017	3,817	3,791	3,792	3,796	3,799

Exchange Revenue Per Member	2019	$185.40	$165.00	$162.47	$—	$—
	2018	$194.70	$173.05	$163.84	$152.51	$171.04
	2017	$195.84	$174.12	$172.43	$164.45	$176.74

Note:    Full year amounts and percentages may not compute due to rounding.
(a)     Includes the impact of acquisitions from the acquisition dates forward.

(b)	Includes Gross VOI sales under the Company's fee-for-service sales. (See Table 6 for a reconciliation of Net VOI sales to Gross VOI sales).

(c)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as contra revenue to vacation ownership interest sales on the Condensed Consolidated Statements of Income.

Table 4

Wyndham Destinations
Revenue by Reportable Segment
(in millions)

	2019
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$375	$481	$528	—	—
Property Management Fees and Reimbursable Revenues	170	170	178	—	—
Consumer Financing	125	128	132	—	—
Other Revenues	13	31	20	—	—
Total Vacation Ownership	683	810	858	—	—

Exchange & Rentals
Exchange Revenues	180	161	158	—	—
Rental & Other Revenues	56	69	92	—	—
Total Exchange & Rentals	236	230	250	—	—
Total Reportable Segments	$919	$1,040	$1,108	—	—

	2018
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$358	$462	$503	$446	$1,769
Property Management Fees and Reimbursable Revenues	164	162	172	168	665
Consumer Financing	118	120	126	128	491
Other Revenues	21	26	19	23	91
Total Vacation Ownership	661	770	820	765	3,016

Exchange & Rentals
Exchange Revenues	188	166	158	146	658
Rental & Other Revenues	58	72	85	45	260
Total Exchange & Rentals	246	238	243	191	918
Total Reportable Segments	$907	$1,008	$1,063	$956	$3,934

	2017
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$350	$446	$466	$422	$1,684
Property Management Fees and Reimbursable Revenues	163	164	160	162	649
Consumer Financing	111	114	119	120	463
Other Revenues	15	21	23	25	85
Total Vacation Ownership	639	745	768	729	2,881

Exchange & Rentals
Exchange Revenues	187	165	163	156	671
Rental & Other Revenues	56	69	85	46	256
Total Exchange & Rentals	243	234	248	202	927
Total Reportable Segments	$882	$979	$1,016	$931	$3,808

Note:     Full year amounts may not add across due to rounding.

Table 5

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net Income to Adjusted EBITDA to
Further Adjusted Net Income From Continuing Operations
(in millions, except diluted per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	EPS	2018	EPS	2019	EPS	2018	EPS
Net Income attributable to WYND shareholders	$135	$1.47	$148	$1.49	$339	$3.64	$560	$5.60
Gain on disposal of discontinued operations, net of income taxes	—		20		5		452
Loss from discontinued operations, net of income taxes	—		(3)		—		(52)
Net income from continuing operations	$135	$1.47	$131	$1.31	$334	$3.58	$160	$1.60
Restructuring costs	—		—		4		—
Separation and related costs	7		35		44		198
Legacy items	—		—		1		—
Amortization of acquired intangibles (a)	2		3		6		9
Debt modification costs in interest expense	—		—		—		2
Impairments	—		(4)		—		(4)
Acquisition and divestiture costs	4		—		4		—
Value-added tax refund	—		(16)		—		(16)
Taxes (b)	(4)		(1)		(15)		(7)
Adjusted net income from continuing operations	$144	$1.57	$148	$1.48	$378	$4.05	$343	$3.42
Income taxes on adjusted net income	50		52		135		119
Stock-based compensation expense (c)	5		3		13		21
Depreciation	29		29		84		96
Interest expense	40		37		122		127
Interest income	(1)		—		(6)		(3)
Adjusted EBITDA	$267		$269		$726		$702
Separation and other adjustments (d)	—		1		—		16
Further adjusted EBITDA (e)	$267		$271		$726		$717
Depreciation (f)	(29)		(29)		(84)		(91)
Interest expense (g)	(40)		(40)		(122)		(124)
Interest income	1		—		6		4
Stock-based compensation (c)	(5)		(3)		(13)		(15)
Further adjusted taxes (h)	(50)		(52)		(135)		(133)

Further adjusted net income from continuing operations (e)	$144	$1.57	$146	$1.47	$378	$4.05	$357	$3.57

Diluted Shares Outstanding	92.0		99.5		93.3		100.1

Amounts may not add due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income from continuing operations and adjusted diluted EPS from continuing operations to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. The Company is also presenting non-GAAP results on a further adjusted basis as if the spin-off of its hotel business and the sale of its European vacation rentals business had occurred for all periods presented. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated. The variance between 2019 Adjusted EBITDA, adjusted diluted EPS from continuing operations and adjusted net income from continuing operations compared to the prior year was calculated using 2019 Adjusted data and 2018 Further Adjusted data in order to provide a more accurate comparison. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures.

(a)    Amortization of acquisition-related assets is excluded from adjusted net income from continuing operations, adjusted
EBITDA, further adjusted EBITDA and further adjusted net income from continuing operations.

Table 5
(continued)

(b)     In the three and nine months ended September 30, 2019, amounts represent the tax effect of the adjustments totaling
$5 million and $16 million, respectively. Both periods were partially offset by $1 million of tax benefit resulting from a post-separation internal restructuring. In the three months ended September 30, 2018 the amounts represent the tax effect of the adjustments totaling $1 million. In the nine months ended September 30, 2018, amounts represent the tax effect of the adjustments totaling $50 million partially offset by $30 million of non-cash state tax expense related to the separation of the hotel business and $13 million of non-cash tax expense from certain internal restructurings associated with the sale of the European vacation rentals business.
(c)     All stock-based compensation is excluded from adjusted EBITDA and further adjusted EBITDA. Stock-based compensation for the Wyndham Destinations' equity recipients is included as a reduction to further adjusted net income from continuing operations.
(d)     Includes 2018 incremental license fees paid to Wyndham Hotels & Resorts and other corporate costs being effected in order to reflect the Company's position as if the spin-off had occurred for all periods presented.
(e)    2018 is further adjusted to reflect results as if Wyndham Hotels & Resorts were separated from Wyndham Destinations and the sale of the European rentals business was completed for all periods.
(f)    For 2018 comparative purposes, excludes depreciation related to corporate assets transferred to Wyndham Hotels &
Resorts.
(g)    For 2018 comparative purposes, interest expense for 2018 was calculated based on $3.0 billion of outstanding debt, excluding non-recourse vacation ownership debt, and a non-investment-grade rating, resulting in higher interest rates for select tranches of notes.
(h)    For the first quarter of 2018, an effective tax rate of 27% was assumed.

Table 6

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
(in millions)

The Company believes gross VOI sales provide an enhanced understanding of the performance of its vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Net VOI sales (see Table 4) to Gross VOI sales (see Table 3):

Year
2019	Q1	Q2	Q3	Q4	Full Year

Net VOI sales	$375	$481	$528	$—	$—
Loan loss provision	109	129	135	—	—
Gross VOI sales, net of Fee-for-Service sales	484	610	663	—	—
Sales under Fee-for-Service	—	16	—	—	—
Gross VOI sales	$484	$626	$663	$—	$—

2018

Net VOI sales	$358	$462	$503	$446	$1,769
Loan loss provision	92	126	132	106	456
Gross VOI sales, net of Fee-for-Service sales	450	588	635	552	2,225
Sales under Fee-for-Service	15	14	5	12	46
Gross VOI sales	$465	$602	$640	$564	$2,271

2017

Net VOI sales	$350	$446	$466	$422	$1,684
Loan loss provision	85	111	123	101	420
Gross VOI sales, net of Fee-for-Service sales	435	557	589	523	2,104
Sales under Fee-for-Service	3	5	11	15	34
Gross VOI sales	$438	$562	$600	$538	$2,138

The following includes primarily tele-sales upgrades and other non-tour revenue, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

Non-tour revenue	Q1	Q2	Q3	Q4	Full Year

2019	$21	$23	$35	—	—
2018	$28	$21	$31	$29	$108
2017	$24	$20	$32	$26	$102

Note: Amounts may not add due to rounding.

Table 7

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations
(in millions)

	Nine Months Ended September 30,
	2019	2018

Net cash provided by operating activities from continuing operations	$321	$205
Property and equipment additions	(75)	(63)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	139	94
Free cash flow from continuing operations	$385	$236
Separation and other adjustments (a)	81	120
Adjusted free cash flow from continuing operations	$466	$356

(a)     Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures in 2019 and
2018, as well as certain adjustments to 2018 for comparative purposes for incremental license fees to Wyndham
Hotels and Resorts and other corporate costs being effected in order to reflect the Company’s position as if the spin-off had occurred for all periods presented.

Table 8

Wyndham Destinations
2019 Guidance
(in millions, except per share amounts)

	2019 Guidance		2018A (a)	Year-over-Year Growth at
	Low	High		Midpoint

Net Revenues
Vacation Ownership	$3,140	$3,220	$3,016	5%
Exchange & Rentals	905	925	918	—%
Corporate and other	(5)	(5)	(3)
Total	$4,040	$4,140	$3,931	4%

Adjusted EBITDA	$990	$1,000	$942	6%
Separation and other costs (a)	—	—	15
Further adjusted EBITDA (a)	$990	$1,000	$957	4%
Stock-based compensation	(19)	(17)	(18)
Depreciation and amortization (b)	(113)	(111)	(121)
Net interest expense	(157)	(155)	(159)
Adjusted pre-tax income	$704	$714	$659	8%
Adjusted taxes (c)	(190)	(192)	(179)
Adjusted net income from continuing operations	$514	$522	$480	8%

Weighted average diluted shares outstanding	92.8	92.8	99.2
Adjusted diluted earnings per share from continuing operations	$5.54	$5.62	$4.84	15%

Note: Amounts may not add due to rounding. The Company is providing guidance for adjusted net income from continuing operations, adjusted EBITDA and adjusted diluted EPS only on a non-GAAP adjusted basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments or other potential adjustments that may arise in the future. Definitions are included in Table 9.

	2019 Guidance		2018A	Adjusted EBITDA Impact of
Full-Year Drivers	Low	High		100 bps Change (d)

Vacation Ownership
Tours	5%	7%	4%	$7.0
VPG	—%	1%	2%	$10.0

Exchange & Rentals
Average number of members	—%	2%	1%	$4.5
Exchange revenue per member	(2%)	—%	(3%)	$6.5

(a)    2018 is adjusted to reflect results as if Wyndham Hotels & Resorts were separated from Wyndham Destinations and the sale of the European vacation rentals business was completed for all periods.
(b)    Excludes amortization of acquisition-related intangible assets.
(c)    2019 guidance assumes an effective tax rate of 27%.
(d)    Sensitivities for revenue drivers are based on average systemwide trends. Operating circumstances including but not limited to brand mix, product mix, geographical concentration or market segment result in variability, which may change the impact.

Table 9

Definitions
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, transaction costs and impairments, and items that meet the conditions of unusual and/or infrequent. We believe that Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted net income from continuing operations: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, amortization of acquisition-related assets, debt modification costs, impairments, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments.
Adjusted diluted earnings per share: A non-GAAP measure, defined by the Company as Adjusted net income from continuing operations divided by the diluted weighted average number of common shares.
Further adjusted earnings measures: For 2018, a non-GAAP measure, defined by the Company to exclude certain items including impairment charges, restructuring and other related charges, transaction-related items, contract termination costs and other significant charges which in the Company's view does not reflect ongoing performance. Further adjusted earnings measures adjust for license fees, credit card income and corporate expense to reflect the performance of the Company as if it were separated from Wyndham Hotels & Resorts and the sale of the European rentals business was completed for all reported periods. All further adjusted earnings measures are reported from continuing operations, unless otherwise noted. Wyndham Destinations believes that these measures are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. A full reconciliation of non-GAAP measures to GAAP are included in Table 5.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.
Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.
Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.
Free Cash Flow from Continuing Operations (FCF): A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. The Company believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measures of net cash provided by operating activities as a means for evaluating Wyndham Destinations is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow from Continuing Operations: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back corporate and other costs and separation adjustments associated with the spin-off to reflect the performance of the Company as if it were separated from Wyndham Hotels & Resorts during all reported periods.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA.